SUBORDINATION AGREEMENT

     This Subordination Agreement (this "Agreement") is entered into as of May 3, 1996, by and between Jefferson Casino Corporation, a Louisiana corporation ("Jefferson"), C-M of Louisiana, Inc., a Louisiana corporation ("C-M"), and Mark G. George ("George").

                            W I T N E S S E T H

     WHEREAS, concurrently with the execution and delivery of this Agreement, Jefferson and C-M, as co-makers ("Co-Makers"), are delivering to George their Promissory Note, in the principal amount of $6,800,000, payable to the order of George over a five-year period with interest thereon at the annual rate of 5.8% (the "Note");

     WHEREAS, Jefferson has agreed to purchase all of the stock of Crescent City Capital Development Corporation, a Louisiana corporation which is currently in bankruptcy ("Crescent"); currently with such stock purchase Crescent will issue to creditors $35,000,000 in aggregate principal amount of its 11.5% Senior Secured Notes due 1999 (the "Crescent Notes") pursuant to an Indenture (the "Indenture") between Crescent, Jefferson, C-M and the trustee named therein (the "Trustee");

     WHEREAS, pursuant to the Indenture, Co-Makers (both of which are wholly-owned subsidiaries of the same corporation) will guarantee Crescent's obligations under the Crescent Notes;

     WHEREAS, as partial consideration for the issuance of the Note to George, George has agreed to the subordination, as evidenced hereby, of Co-Makers' obligations under the Note to Co-Makers' obligations as guarantors of the Crescent Notes; and

     NOW, THEREFORE, in consideration of the mutual covenants, premises and agreement set forth herein, the parties hereto agree as follows:

     1. AGREEMENT OF SUBORDINATION. George hereby agrees that Co-Makers' obligations under the Note shall be subordinate, subject and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in SECTION 5 below). No payment shall be made by either Co-Maker under the
Note if (i) a default in any payment of principal, premium (if any) or interest with respect to any Senior Indebtedness shall have occurred and be continuing or (ii) there shall have occurred an Event of Default, as defined in the Indenture, with respect to any Senior Indebtedness, permitting or causing the acceleration of maturity thereof, and such Event of Default shall not have been cured or waived or shall not have ceased to exist. Unless the Co-Makers are prohibited from making payments under the Note pursuant to the foregoing sentence, George shall be entitled to payments of principal and premium (if any) of and interest on the Note as and when the same shall become due and payable in accordance with the terms of the Note, without any requirement of prior consent of the Trustee or any holder of Senior Indebtedness, and all such payments shall belong absolutely and irrevocably to George.

     2. DISTRIBUTIONS IN RESPECT OF THE NOTE. Upon any acceleration of the principal of the Senior Indebtedness or upon any payment by either Co-Maker or Crescent, or distribution of assets of either Co-Maker or Crescent of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of either Co-Maker or Crescent, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for, before any payment is made on account of the Note.

     3. DEALING WITH THE CO-MAKERS AND CRESCENT. The Trustee and other holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to obligations of George hereunder to the Trustee and other holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; or (iv) exercise or refrain from exercising any rights against the Co-Makers, Crescent, and any other person; provided, however, that Co-Makers and Crescent shall not agree to any modification to the terms of the Senior Indebtedness which materially adversely affects the rights or prospects of payment to George under the Note without the prior written consent of George.

     4. OBLIGATIONS UNIMPAIRED. Nothing contained in this Agreement is intended to or shall impair, as among the Co-Makers or Crescent, their creditors other than the holders of Senior Indebtedness, and George, the obligation of Co-Makers to make payments to George under the Note, or is intended to or shall affect the relative rights of George and creditors of either Co-Maker or Crescent other than holders of the Senior Indebtedness, nor shall anything herein prevent George from exercising all remedies otherwise permitted by applicable law upon default in payment of the Note, subject to the rights, if any, under this Agreement of the holders of Senior Indebtedness in respect of cash, property or securities of the Co-Makers or Crescent of any such remedy by George, any cash, property or securities of the Co-Makers or Crescent received upon the exercise of any such remedy by George before all Senior Indebtedness is paid in full in cash, or provision is made for such payment, shall, for a period of 90 days from the receipt thereof, (and, if action is initiated by the Trustee or the holder of Senior Indebtedness within such 90-day period against the Co-Makers or Crescent or to enforce the subordination contemplated hereby, for such longer period as any such proceeding is pending) be held in trust for the benefit of the Trustee or its representative or representatives, for application to the payment of all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Agreement upon the Senior Indebtedness and the holders thereof with respect to the right of George to receive payments under the Note, by a lawful plan of reorganization or readjustment under applicable bankruptcy law).

     5. DEFINITION OF SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean the principal and premium (if any) of and interest on and all other amounts owing with respect to (i) all indebtedness of Crescent pursuant to the Indenture (as ultimately executed and delivered) and the Crescent Notes (as ultimately executed and delivered), (ii) all indebtedness of each Co-Maker pursuant to the Indenture and its Guaranty executed thereunder, and (iii) amendments, renewals, extensions and refundings of any such indebtedness referred to in (i) and (ii). The parties hereto acknowledge that the terms of the Indenture and the Crescent Notes are not yet final and that, accordingly, the terms "Indenture" and "Crescent Notes" appearing herein shall refer to such documents in their final form.

     6. SEVERABILITY. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter hereof, and supersedes all prior agreements, conditions and understandings, if any, relating to the subject matter hereof. This Agreement may be amended only by a writing executed by each of the parties hereto.

     8. SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, and legal representatives.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi without regard to the conflict of law rules thereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.


                                                 MARK G. GEORGE
                                           -------------------------
                                                 Mark G. George


                                           JEFFERSON CASINO CORPORATION


                                           By:  ROBERT A CALLAWAY
                                               ------------------------
                                           Name:  Robert A Callaway
                                           Title:  Secretary


                                           C-M OF LOUISIANA, INC.

                                           By:  ROBERT A CALLAWAY
                                               ------------------------
                                           Name:  Robert A Callaway
                                           Title:  Secretary